Exhibit 99.1

Press Release

Encore Capital Group Announces $50 million Private Placement along with Enhancements to its Revolving Credit Facility

SAN DIEGO, September 21, 2010 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (NASDAQ: ECPG), a leading consumer debt buying and recovery company, today announced several strategic improvements to its capital structure.

Private Placement Notes

The Company announced that it has issued $50 million in senior secured notes to Prudential Capital Group through a private placement transaction. The notes bear an annual interest rate of 7.75% and mature in 2017 with principal amortization beginning in the third year. The proceeds from the private placement have been used primarily to fund the repayment of the remaining $42.9 million of Convertible Senior Notes that matured yesterday, leaving the Company’s leverage level unchanged. “We are pleased to execute our first private placement transaction with Prudential Capital, a market leader with more than $50 billion of assets under management,” said Paul Grinberg, Executive Vice President and Chief Financial Officer. Mr. Grinberg continued, “This transaction affords us access to capital in the private placement market and allows us to extend the average duration of our liabilities at attractive fixed rates.”

Amendments to Revolving Credit Facility

The Company also announced that it has amended its Revolving Credit Facility dated as of February 8, 2010. The amendment allows for the addition of the $50 million in Private Placement Notes and includes a feature that would allow the Company to issue up to $25 million of additional notes to Prudential Capital under equivalent terms as the Senior Secured Note Agreement. The amendments also improve several other terms in the facility. Among the changes, the accordion feature of the facility was reset to $100 million, increasing the facility maximum from $427.5 million to $460.5 million, and the maturity of the facility was extended from May 3, 2013 to December 31, 2013. Discussing these changes, Mr. Grinberg said, “We are excited about the recent enhancements to our facility. We appreciate the cooperation of our bank group in helping us continue to strive towards achieving our strategy. The additional capital, the extension of the maturity, and the additional flexibility these changes provide will allow us to continue our focus on delivering value to our stockholders.”

About Encore Capital Group, Inc.

Encore Capital Group is a leader in consumer debt buying and recovery. We purchase portfolios of defaulted consumer receivables from banks, credit unions, consumer finance companies, commercial retailers, auto finance companies and telecommunication companies and manage them by partnering with individuals as they repay their obligations and work toward financial recovery.

Encore Capital Group, Inc.

Headquartered in San Diego, we are a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock in the Russell 2000 and the Wilshire 4500. Our performance derives from our sophisticated and widespread use of analytics, our investments in data and consumer intelligence, our cost leadership position (based on our enterprise-wide, account-level cost database as well as our India facility), and our commitment to see principled intent drive every consumer interaction. More information on the Company can be found at www.encorecapitalgroup.com.

Forward-Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results and growth, ability to expand and utilize flexibility under our credit facility, and the repurchase of our securities. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com